Exhibit 99.1

ITT EDUCATIONAL SERVICES, INC.

REPORTS  2004 FIRST QUARTER RESULTS,

NEW STUDENT ENROLLMENT INCREASED 28.3 PERCENT,

TOTAL ENROLLMENT INCREASED 19.0 PERCENT

INDIANAPOLIS, IN, April 22, 2004— ITT Educational Services, Inc. (NYSE:ESI), a leading provider of technology-oriented postsecondary degree programs, today reported that new student enrollment in the first quarter of 2004 increased 28.3 percent to 9,253 compared to 7,213 in the first quarter of 2003.  As of March 31, 2004, ITT/ESI said total student enrollment increased 19.0 percent to 38,052 compared to 31,966 as of March 31, 2003.  These numbers and percentages exclude international enrollments and enrollments at two institutes that are gradually ceasing operations.

The company reported net income of $9.0 million, equal to $0.19 per share, in the first quarter of 2004 compared to $8.7 million, or $0.19 per share, in the first quarter of 2003.  Earnings in the first quarter of 2004 were impacted by a pre-tax charge of $9.7 million, or $0.13 per share, to cover estimated legal costs associated with the investigation of the company by the U.S. Department of Justice that began in the first quarter (“DOJ Investigation”), the Securities and Exchange Commission (“SEC”) inquiry and the securities class action and shareholder derivative lawsuits filed against the company.

“Our first quarter enrollment results were excellent. The fundamentals of our business remain sound, and we continue to implement our growth plans,” said Rene R. Champagne, chairman and chief executive officer of ITT/ESI.  “In February 2004, the U.S. Department of Education released preliminary cohort default rates for the 2002 federal fiscal year with respect to all colleges and universities participating in the federal student financial aid programs.  The ITT Technical Institutes’ preliminary 2002 cohort default rates decreased 80 basis points to an average of 7.9 percent (ranging from 2.1 percent to 12.1 percent) compared to their 2001 cohort default rates that averaged 8.7 percent (ranging from 4.9 to 12.7 percent).”

Three Months Ending March 31st Financial and Operating Results

(Dollars in thousands, except earnings per share and revenue per student)

	2004	2003		Increase/ (Decrease)

Revenues (A)	$141,730	$119,000		19.1%

Special Legal Costs	$9,700	—		—
Operating Income	$14,088	$13,669		3.1%
Operating Income Before Special Legal Costs (B)	$23,788	$13,669		74.0%

Special Legal Costs as a Percent of Revenues	6.9%	—		—
Operating Margin	9.9%	11.5%		(160) basis points
Operating Margin Before Special Legal Costs (B)	16.8%	11.5%		530 basis points

Special Legal Costs Net of Tax	$5,917	—		—
Net Income	$9,026	$8,682		4.0%
Net Income Before Special Legal Costs Net of Tax (B)	$14,943	$8,682		72.1%

Special Legal Costs Per Share (fully diluted)	$0.13	—		—
Earnings Per Share (fully diluted)	$0.19	$0.19		—
Earnings Per Share (fully diluted) Before Special Legal Costs (B)	$0.32	$0.19		68.4%

New Student Enrollment (C)	9,253	7,213		28.3%
Continuing Students (C)	28,799	24,753		16.3%
Total Student Enrollment as of March 31st (C)	38,052	31,966		19.0%
Online Course Registrations (D)	7,088	375		N/A
Quarterly Persistence (Retention) Rate (E)	78.0%	76.9%		110 basis points
Revenue Per Student	$3,823	$3,647		4.8%
Cash and Cash Equivalents, and Investments as of March 31st	$265,957	$134,715		98%
Bad Debt Expense as a Percent of Revenues	1.8%	1.7%		10 basis points
Days Sales Outstanding as of March 31st	5.5 days	6.9 days		(1.4) days
Deferred Tuition Revenue as of March 31st	$127,685	$98,323		29.9%
Debt	$0	$0		—
Fully Diluted Shares of Common Stock Outstanding	46,763	46,042		—
Shares of Common Stock Repurchased	0	1,050	(F)	—
Land and Building Purchases	$0	$7,641	(G)	—
Number of New Colleges Opened	0	0		—
Capital Expenditures	$3,024	$1,757		66.7%

(A)  Effective June 30, 2003, the company began classifying tuition and fee refunds resulting from student withdrawals as a reduction of revenue.  Previously, the company included tuition and fees from withdrawing students in Revenues and recorded an offsetting expense in Cost of educational services.  The new classification had no impact on the company’s Net income.

(B)   Given the large amount of legal costs expected in connection with the DOJ investigation, the SEC inquiry and the securities class action and shareholder derivative lawsuits filed against the company (collectively, the “Actions”), the company’s management believes that providing the performance results without these additional costs might be a useful supplement for investors in comparing what the company’s performance might have been absent the legal costs associated with the Actions.  Although legal costs are a regular expense of the company, the level of legal costs facing the company as a result of the Actions is much larger than the company has previously experienced, and the company hopes that legal costs at this level will not occur in the future.  In evaluating the company’s performance, the company’s management uses the following measurements that are not under generally accepted accounting principles (“GAAP”) and are, therefore, non-GAAP financial measures.  Although the non-GAAP financial measures exclude a cash cost to the company, management compensates for this by using the GAAP measures in addition.  The non-GAAP financial measures should be considered in addition to, but not as a substitute for, the measures prepared in accordance with GAAP.

(1)   The company believes that Operating Income Before Special Legal Costs provides useful information to investors by improving their ability to compare the company’s Operating Income without the Special Legal Costs for the three months ending March 31, 2004 with the Operating Income for the corresponding period in 2003.  Operating Income Before Special Legal Costs can be reconciled to Operating Income as shown in the two lines of the table immediately preceding this entry.

(2)   The company believes that Operating Margin Before Special Legal Costs provides useful information to investors by improving their ability to compare the company’s Operating Income without the Special Legal Costs as a percentage of Revenues for the three months ending March 31, 2004 with the Operating Income as a percentage of Revenues for the corresponding period in 2003.  Operating Margin Before Special Legal Costs can be reconciled to Operating Margin as shown in the two lines of the table immediately preceding this entry.

(3)   The company believes that Net Income Before Special Legal Costs Net of Tax provides useful information to investors by improving their ability to compare the company’s Net Income without the Special Legal Costs for the three months ending March 31, 2004 with the Net Income for the corresponding period in 2003.  The company’s effective tax rate for the three months ending March 31, 2004 was 39.0 percent compared to 38.5 percent for the same period in 2003.  Net Income Before Special Legal Costs Net of Tax can be reconciled to Net Income as shown in the two lines of the table immediately preceding this entry.

(4)   The company believes that Earnings Per Share (fully diluted) Before Special Legal Costs provides useful information to investors by improving their ability to compare the company’s Earnings Per Share (fully diluted) without the Special Legal Costs for the three months ending March 31, 2004 with the Earnings Per Share (fully diluted) for the corresponding period in 2003.  Earnings Per Share (fully diluted) Before Special Legal Costs can be reconciled to Earnings Per Share (fully diluted) as shown in the two lines of the table immediately preceding this entry.

(C)   Excludes international enrollments and enrollments at the two ITT Technical Institutes that are gradually ceasing operations.  In the three months ending March 31, 2004, there were two new student enrollments at those two colleges compared to 20 in the three months ending March 31, 2003.  As of March 31, 2004, the combined total student enrollment at those two colleges was 140 compared to 347 as of March 31, 2003.

(D)  Represents the number of online courses that students were registered to take.

(E)   Represents the number of Continuing Students in the quarter, divided by the Total Student Enrollment as of the end of the immediate preceding quarter.

(F)   For approximately $28.0 million or at an average price of $26.63 per share.

(G)   Represents two of the company’s colleges.

“Our growth strategy is working particularly well with multiple initiatives contributing to our enrollment growth,” continued Champagne.  “Our brand, our reputation and our marketing programs have brought more students to our colleges and an increasing number of them are pursuing bachelor degree programs that 51 of our colleges now offer.  Also contributing to new student enrollment are the new colleges we opened in recent years, strong lead flow in the quarter, a high lead conversion rate, the availability of private student loans to supplement federal student financial aid and the expanded use of our 2+1 hybrid delivery model.”

Omer Waddles, president and COO of ITT/ESI said, “During the first quarter of 2004, our advertising expenditures increased approximately 14 percent compared to the first quarter of 2003.  We project that the increase in our 2004 advertising expenditures will be in line with revenue increases in 2004.  We have enlarged our recruiting and student services teams as the demand for our education has increased over the past 24 months.  We continue to implement elements of our 10 point growth plan by focusing on raising the degree level of the programs offered at more of our colleges to the bachelor’s level, increasing the number of new degree program offerings at our colleges, opening three to four new colleges each year and developing innovative curriculum delivery models.  Our online course registrations increased to 7,088 in the three months ending March 31, 2004 compared to 375 in the same period of 2003, primarily as a result of the increased number of our colleges that are using the 2+1 hybrid delivery model and the increased student enrollment in our programs of study that are taught entirely online.  In the first quarter of 2004, 60 ITT Technical Institutes were using the 2+1 hybrid delivery model.”

Kevin M. Modany, senior vice president and CFO of ITT/ESI said, “Our financial results from operations were very strong.  Revenues increased 19.1 percent in the quarter compared to the same period in 2003, primarily as a result of the increase in total student enrollment and 2003 tuition increases.  A 6.0 percent tuition increase became effective in March 2004.”

“To date, we have not experienced any significant effects on our operations as a result of the DOJ Investigation.  The Special Committee of our Board of Directors will not complete its independent investigation into the facts and circumstances alleged to be the subject matter underlying the DOJ Investigation until after the date our 2004 first quarter Form 10-Q is due to be filed with the SEC.  As a result, our independent auditor has informed us that they will be unable to complete their interim financial review of our first quarter financial statements prior to the completion of the Special Committee’s investigation and before we file our 2004 first quarter Form 10-Q with the SEC,” Modany reported.

“Excluding the $9.7 million of special legal costs that we accrued in the first quarter of 2004, our: operating income increased 74.0 percent to $23.8 million compared to $13.7 million in the first quarter of 2003; operating margin improved 530 basis points to 16.8 percent compared to 11.5 percent in the same period last year; net income increased 72.1 percent to $14.9 million compared to $8.7 million in the three months ending March 31, 2003; and earnings per share increased 68.4 percent to $0.32 compared to $0.19 in the first quarter of 2003,”  according to Modany.  The reconciliation to the company’s consolidated statements of operations for the non-GAAP financial measures in this paragraph is provided in the table above.

“Our bad debt expense as a percent of revenue was 1.8 percent in the first quarter of 2004 compared to 1.7 percent in the same period of 2003,” said Modany.  “Days sales outstanding on March 31, 2004 declined 20.3 percent to 5.5 days compared to 6.9 days on March 31, 2003.  Our cash and cash equivalents, restricted cash and investments on March 31, 2004 totaled $266.0 million and we continued to operate without any debt.”

Except for the historical information contained herein, the matters discussed in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Forward-looking statements are made based upon the current expectations and beliefs of the company’s management concerning future developments and their potential effect on the company. There can be no assurance that future developments affecting the company will be those anticipated by its management. These forward-looking statements involve a number of risks and uncertainties. Among the factors that could cause actual results to differ materially are the following: business conditions and growth in the postsecondary education industry and in the general economy; changes in federal and state governmental regulations with respect to education and accreditation standards, or the interpretation or enforcement thereof, including, but not limited to, the level of government funding for, and the company’s eligibility to participate in, student financial aid programs utilized by the company’s students; the results of the qui tam action brought under the False Claims Act, 31 U.S.C. Section 3730, in which the company is a defendant which, if adversely determined, could result in a demand for repayment of federal student financial aid funds, trebled under the False Claims Act, and penalties; effects of any change in ownership of the company resulting in a change in control of the company, including, but not limited to, the consequences of such changes on the accreditation and federal and state regulation of the institutes; the company’s ability to implement its growth strategies; receptivity of students and employers to the company’s existing program offerings and new curricula; loss of lender access to the company’s students for student loans; the effects of the federal grand jury investigation of the company which could result in monetary fines or penalties or other sanctions imposed on the company (including the company’s loss of eligibility to participate in student financial aid programs) that could materially adversely affect the company’s financial condition and operations; the results of the Securities and Exchange Commission’s inquiry into the allegations being investigated by the federal grand jury which could result in the restatement of the company’s financial statements, monetary fines or penalties or other sanctions that could materially adversely affect the company’s financial condition and operations; the results of the securities class action and shareholder derivative lawsuits filed against the company which, if adversely determined, could have a material adverse affect on the company’s financial condition and results of operations; and other risks and uncertainties detailed from time to time in the company’s filings with the Securities and Exchange Commission. The company undertakes no obligation to update or revise any forward-looking information, whether as a result of new information, future developments or otherwise.

FOR FURTHER INFORMATION:

COMPANY:		WEB SITE:
Martin Grossman	Nancy Brown	www.ittesi.com
Senior Vice President	Director Corporate Relations
(317) 706-9207	(317) 706-9260

ITT EDUCATIONAL SERVICES, INC.

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share data)

(unaudited)

	Three Months Ended March 31,
	2004	2003
Revenues	$141,730	$119,000

Costs and Expenses
Cost of educational services	76,493	68,333
Student services and administrative expenses	41,449	36,998
Special legal costs	9,700	—
Total costs and expenses	127,642	105,331

Operating income	14,088	13,669

Interest income, net	709	448

Income before income taxes	14,797	14,117

Income taxes	5,771	5,435

Net income	$9,026	$8,682

Earnings per common share (basic):	$0.20	$0.19
Earnings per common share (diluted):	$0.19	$0.19

Supplemental Data:
Cost of educational services	54.0%	57.4%
Student services and administrative expenses	29.2%	31.1%
Special legal costs	6.9%	—
Operating margin	9.9%	11.5%
Student enrollment at end of period	38,192	32,313
Technical institutes at end of period	77	74
Shares for earnings per share calculation:
Basic	45,608	45,014
Diluted	46,763	46,042

ITT EDUCATIONAL SERVICES, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except per share data)

	March 31, 2004	December 31, 2003	March 31, 2003
	(unaudited)		(unaudited)
Assets
Current assets
Cash and cash equivalents	$186,428	$168,273	$106,451
Restricted cash	—	8,496	—
Short-term investments	58,855	63,938	28,264
Accounts receivable, net	8,519	9,398	9,162
Deferred and prepaid income tax	6,846	2,906	2,609
Prepaids and other current assets	6,972	3,635	8,232
Total current assets	267,620	256,646	154,718
Property and equipment, net	79,660	81,503	66,566
Direct marketing costs	11,979	10,844	10,555
Investments	20,674	13,467	—
Other assets	961	810	1,707
Total assets	$380,894	$363,270	$233,546

Liabilities and Shareholders’ Equity
Current liabilities
Accounts payable	$36,627	$36,543	$24,695
Accrued compensation and benefits	12,335	16,986	4,900
Other accrued liabilities	25,878	18,444	9,306
Deferred revenue	127,685	130,364	98,323
Total current liabilities	202,525	202,337	137,224
Deferred income tax	4,709	4,691	5,318
Minimum pension liability	7,012	7,012	8,041
Other liabilities	3,004	3,106	2,038
Total liabilities	217,250	217,146	152,621

Shareholders’ equity
Preferred stock, $.01 par value, 5,000,000 shares authorized, none issued or outstanding	—	—	—
Common stock, $.01 par value, 150,000,000 shares authorized, 54,068,904 issued	540	540	540
Capital surplus	57,097	52,688	45,014
Retained earnings	228,397	221,400	181,999
Accumulated comprehensive income	(4,263)	(4,263)	(4,888)
Treasury stock, 8,353,475, 8,638,535, and 9,293,599 shares, at cost	(118,127)	(124,241)	(141,740)
Total shareholders’ equity	163,644	146,124	80,925
Total liabilities and shareholders’ equity	$380,894	$363,270	$233,546

ITT EDUCATIONAL SERVICES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(unaudited)

	Three Months Ended March 31,
	2004	2003
Cash flows provided by (used for) operating activities:
Net income	$9,026	$8,682
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	4,867	5,416
Provision for doubtful accounts	2,501	2,002
Deferred taxes	(3,922)	(1,507)
Increase/decrease in operating assets and liabilities:
Short-term investments	(2,074)	(2,593)
Accounts receivable	(1,622)	(2,191)
Direct marketing costs	(1,135)	54
Accounts payable and accrued liabilities	2,765	(493)
Prepaids and other assets	(3,488)	(3,094)
Deferred revenue	(2,679)	(4,674)
Net cash provided by (used for) operating activities	4,239	1,602

Cash flows provided by (used for) investing activities:
Facility purchases	—	(7,641)
Capital expenditures, net	(3,024)	(1,757)
Proceeds from maturities of held-to-maturity investments	23,156	—
Purchase of held-to-maturity investments	(23,206)	—
Net cash provided by (used for) investing activities	(3,074)	(9,398)

Cash flows provided by (used for) financing activities:
Purchase of treasury stock	—	(27,958)
Exercise of stock options	8,494	11,168
Net cash provided by (used for) financing activities	8,494	(16,790)

Net increase (decrease) in cash, cash equivalents and restricted cash	9,659	(24,586)

Cash, cash equivalents and restricted cash at beginning of period	176,769	131,037

Cash, cash equivalents and restricted cash at end of period	$186,428	$106,451